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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Fair Isaac Corporation:


We consent to the incorporation by reference in the registration statements (No. 333-102849, No. 333-102848, No. 333-97695, No. 333-66332, No. 333-66348, No.
333-32398, No. 333-32396, No. 333-95889, No. 333-83905, No. 333-65179, No.
333-02121, and No. 33-63426) on Form S-8 and in the registration statements (No. 333-101033 and No. 333-100061) on Form S-3 of Fair Isaac Corporation of our report dated October 31, 2003, with respect to the consolidated balance sheets of Fair Isaac Corporation and subsidiaries as of September 30, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and comprehensive income (loss) and cash flows for each of the years in the three-year period ended September 30, 2003, which report appears in the September 30, 2003 Annual Report on Form 10-K of Fair Isaac Corporation. Our report refers to a change in the Company's method of accounting for goodwill in 2003.


/s/ KPMG LLP


Los Angeles, California
December 12, 2003